UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Zevia PBC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

I

zevia™

2026

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

II

zevia

OUR MISSION

ZERO SUGAR
zevia
SODA MADE BETTER
ORANGE CREAMSICLE

III

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Zevia Stockholders:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Zevia PBC, a Delaware public benefit corporation (“Zevia” or the “Company”), will be held virtually on Wednesday, June 10, 2026, at 9:00 a.m., Pacific Time. The following Notice of 2026 Annual Meeting of Stockholders and Proxy Statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting.

If you are a stockholder of Zevia common stock (or are a proxy holder) as of the close of business on April 15, 2026, you may participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZVIA2026 and entering in the 16-digit Control Number included in your Notice of Internet Availability of Proxy Materials (the “Notice”) proxy card (if you received a printed copy of the proxy materials), or in the instructions you received via email (including a voting instruction form). You may log in beginning at 8:45 a.m. Pacific Time, on Wednesday, June 10, 2026.

At the Annual Meeting, you will be asked to vote on (i) the election of two Class II director nominees and (ii) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each director nominee in Proposal 1 and “FOR” Proposal 2. Such other business will be transacted as may properly come before the Annual Meeting. Additional details regarding participation in the Annual Meeting, the business to be conducted, and information about Zevia that you should consider when you vote your shares are described in the Proxy Statement. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

We have elected to make our proxy materials for the Annual Meeting available to you via the internet, pursuant to the “notice and access” rules promulgated by the U.S. Securities and Exchange Commission. On or about April 23, 2026, we intend to begin sending to our stockholders the Notice containing instructions on how to access our Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. We encourage you to read the Proxy Statement prior to the Annual Meeting. By making these materials available to you online, we aim to provide our stockholders with easy and convenient access while also reducing the environmental impact of printing hard copies.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible.

On behalf of management and our Board of Directors, we thank you for your continued support of Zevia.

Sincerely,

Amy E. Taylor President and Chief Executive Officer April 23, 2026

IV

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Zevia PBC (the “Company”), a Delaware public Benefit corporation pursuant to Section 366 of the Delaware General Corporations Law, you are cordially invited to attend the Company’s 2026 Annual Meeting of Stockholders (“Annual Meeting”). Please read the entire Proxy Statement carefully before voting.

Meeting Details

Date & Time	Location	Who May Vote
Wednesday, June 10, 2026 9:00 a.m. Pacific Time	Virtually at www.virtualshareholdermeeting.com/ZVIA2026	Stockholders of record at the close of business on April 15, 2026

Items of Business

PROPOSALS		BOARD VOTE RECOMMENDATION

1	Election of two Class II director nominees of Zevia PBC's Board of Directors (the “Board”) named, and for the term described, in the Proxy Statement.	“FOR” each director nominee

2	Ratification of the selection of Deloitte & Touche LLP as Zevia PBC's independent registered public accounting firm for the fiscal year ending December 31, 2026.	“FOR”

We will also conduct any other business properly brought before the Annual Meeting.

Only stockholders of record of our Class A common stock or Class B common stock at the close of business on April 15, 2026, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy in advance of the Annual Meeting to ensure your shares are represented at the Annual Meeting. You may vote your shares online or, if you requested to receive printed proxy materials, by telephone or mailing your completed and signed proxy card or voting instruction form using the enclosed prepaid postage envelope. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

V

LETTER FROM OUR PRESIDENT AND CEO	IV	EXECUTIVE OFFICERS	22
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS	V
		EXECUTIVE COMPENSATION	24
GENERAL INFORMATION	2	Executive Compensation Philosophy	24
		2025 Summary Compensation Table	24
PROPOSAL 1: ELECTION OF DIRECTORS	6	Narrative Disclosure to Summary Compensation Table	24
Role of the Board of Directors	6	Outstanding Equity Awards at 2025 Fiscal Year-End	26
Director Nomination Process	6	Additional Narrative Disclosures	26
2026 Director Nominees	7	Compensation Programs Risk Assessment	27
Board Recommendation	8
		EXECUTIVE COMPENSATION PLAN INFORMATION	27
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
Principal Accountant Fees and Services	10	CERTAIN INFORMATION ABOUT OUR COMMON STOCK	31
Pre-Approval Policies and Procedures	10	Security Ownership of Certain Beneficial Owners and Management	31
Report of the Audit Committee	10
Board Recommendation	10	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	34
		Related Person Transaction Policy	34
CORPORATE GOVERNANCE	12
Principles of Corporate Governance	12	OTHER MATTERS	36
Board Structure	12	Stockholder Proposals and Director Nominations for Next	36
Responsibilities of the Board	14	Year’s Annual Meeting
Board Leadership Structure	15
Risk Oversight	15
Director Attendance	15
Board Committee Responsibilities	15
Director Compensation	17
Other Corporate Governance Practices and Policies	18
Public Benefit Corporation Report	19

GENERAL INFORMATION

This section is intended to briefly provide general information and address some commonly asked questions regarding our Annual Meeting. We may not address all questions here that may be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement, appendices and the documents referred to in this Proxy Statement for more information.

Why did I receive Zevia proxy materials or a Notice of Internet Availability of Proxy Materials?

The Board of Directors (the “Board”) of Zevia PBC (“we,” “us,” “our,” “Zevia,” or the “Company”) is soliciting proxies to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 10, 2026 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. If you are a stockholder of record, these proxy materials are being made available to you in connection with your invitation to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement.

Pursuant to the rules of the U.S. Securities and Exchange Commission’s (the “SEC”), we have elected to provide our stockholders of record with access to our proxy materials primarily via the internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of the proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our Annual Meeting. Stockholders of record who have opted to receive proxy materials online either have received or will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed packet of proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the internet, how to request a printed set of proxy materials and how to vote your shares.

What is included in the proxy materials?

The proxy materials include (i) the notice of the Annual Meeting; (ii) this Proxy Statement for the Annual Meeting; (iii) the proxy card; and (iv) our annual report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), as filed with the SEC on February 25, 2026. The proxy materials are expected to be first sent out or made available on or about April 23, 2026, to all stockholders of record who are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on June 10, 2026.

The Proxy Statement and 2025 Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Why are we holding a virtual annual meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communication and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

How can I attend the virtual Annual Meeting?

Only stockholders as of the close of business on April 15, 2026 (the “Record Date”) are entitled to attend the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the registered stockholders list as of the record date during the meeting, visit www.virtualshareholdermeeting.com/ZVIA2026 and enter the 16-digit Control Number included in your Notice, proxy card (if you received a printed copy of the proxy materials), or in the instructions you received via email, and follow the instructions on the website. If your shares are held in street name (meaning your brokerage firm holds the shares in its name on your behalf) and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.

The Annual Meeting live webcast will begin promptly at 9:00 a.m. Pacific Time on Wednesday, June 10, 2026. Online check-in will begin at 8:45 a.m. Pacific Time. Participants should ensure they have a strong internet connection wherever they intend to participate in the Annual Meeting. We encourage you to access the meeting prior to the start time for checking-in and to ensure that you can hear streaming audio prior to the start of the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting website.

Who can vote at the Annual Meeting?

We have two classes of common stock: Class A and Class B, each of which has one vote per share on all matters submitted to a vote of stockholders. Only stockholders of record of Zevia Class A common stock and Class B common stock (together, the “Common Shares”) at the close of business on the Record Date, are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, there were 71,716,158 shares of Class A common stock issued and outstanding and 5,208,885 shares of Class B common stock issued and outstanding. Holders of our Common Shares will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation or as otherwise required by applicable law. Stockholders are not permitted to cumulate votes with respect to the election of directors.

If your Common Shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer and Trust Company, LLC), you are considered to be, with respect to those Common Shares, the registered stockholder, and these proxy materials are being sent directly to you by us. If your Common Shares are held by a broker, fiduciary or custodian, you are considered the beneficial owner of Common Shares held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

What matters am I voting on and how does the Zevia Board recommend that I vote?

The proposals to be voted on at the Annual Meeting are as follows:

Election of two Class II director nominees named, and for the term described, in this Proxy Statement to serve until their successors are duly elected and qualified. (“Proposal 1”)
Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. (“Proposal 2”)

The Board recommends that you vote your Common Shares “FOR” each director nominee in Proposal 1 and “FOR” Proposal 2.

We will also consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How do I vote in advance of the Annual Meeting?

If you are the registered stockholder, you may vote your Common Shares by proxy in advance of the Annual Meeting (i) by internet at www.proxyvote.com or, if you requested paper copies of the proxy materials, (ii) by completing and mailing a proxy card either in the postage-paid envelope provided or by mailing directly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or (iii) by telephone at 1-800-690-6903. If you are the beneficial owner, you may direct your broker, fiduciary or custodian how to vote your Common Shares in advance of the Annual Meeting by following the instructions they provide. For information on how to attend and vote online at the virtual Annual Meeting, see “How can I attend the virtual Annual Meeting?” above. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your vote in advance so that your vote can be counted if you later decide not to or are unable to attend the Annual Meeting.

If you receive more than one set of proxy materials, your Common Shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your Common Shares are voted.

What happens if I do not vote?

If you are the registered stockholder, you should vote in one of the ways described above. If you do not vote by proxy or online at or before the Annual Meeting, your Common Shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement. If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your Common Shares, your broker, fiduciary or custodian will only be able to vote your Common Shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your Common Shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your Common Shares on all proposals to ensure that your vote is counted.

What if I sign and return a proxy card or otherwise vote but do not indicate specific choices?

The Common Shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your Common Shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement. If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your Common Shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your Common Shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I change my vote after I submit my proxy?

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting by (i) completing and submitting a new proxy card (but it must bear a later date than the original proxy card); (ii) submitting new proxy instructions via telephone or the internet; (iii) sending a timely written notice that you are revoking your proxy to the Office of the Corporate Secretary at the address set forth on the first page of this Proxy Statement; or (iv) attending the Annual Meeting virtually and submitting your vote electronically. Your last timely submitted vote is the one that will be counted.

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What is the quorum requirement of the Annual Meeting?

The holders of a majority of the Common Shares outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your Common Shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of Common Shares present at the Annual Meeting, either virtually or by proxy, and entitled to vote thereon, may adjourn or recess the Annual Meeting until a quorum is present or represented.

How many votes are required to approve each proposal and how are votes counted?

Votes will be tabulated by a representative from Broadridge Financial Solutions, Inc., the Inspector of Elections appointed by the Board to count the votes at the Annual Meeting, and each proposal will be counted separately.

Proposal 1: Election of Directors

We have adopted a majority voting standard for director elections. Each nominee for election as a director in an “uncontested election” (as is the case for the Annual Meeting), as described in our amended and restated bylaws (the “Bylaws”), will be elected as a director at the Annual Meeting if the number of votes cast for the nominee's election exceeds the number of votes cast against the nominee's election. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of the election. We have also adopted a director resignation policy that applies to any incumbent director nominee who does not receive a majority of the votes cast. We do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of at least a majority of Common Shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome.

Who is paying for the Annual Meeting and the proxy solicitation?

We will pay the costs associated with the Annual Meeting and the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries, or custodians for their reasonable costs of forwarding proxy materials to beneficial owners of Common Shares held in “street name.” Certain of our employees, officers, and directors may solicit proxies in person, by telephone, electronic communication, or the internet. We will not pay additional compensation to our employees, officers, and directors for any of these services.

How can I find out the voting results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four (4) business days after the Annual Meeting.

Delivery of documents to stockholders sharing an address, or “householding”

SEC rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials and notices and send a single set of proxy materials, including the Notice, this Proxy Statement and the 2025 Annual Report, to any household at which two (2) or more stockholders reside unless contrary instructions have been received from the affected stockholders. This process is commonly referred to as “householding” and provides costs savings for companies and helps the environment by conserving natural resources.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single copy of the proxy materials will be delivered to multiple stockholders sharing an address. Your broker will continue householding until notified otherwise by one or more of these stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy materials, or if your household is receiving multiple copies and you wish to request that future deliveries be limited to a single copy, notify your broker. If you would like to request additional copies of the proxy materials, please send a written request to the Office of the Corporate Secretary at the address set forth on the first page of this Proxy Statement, visit www.proxyvote.com, or call 1-800-579-1639 and we will promptly provide them to you.

Availability of additional information

We will provide, free of charge, a printed copy of our 2025 Annual Report, including exhibits, on the written or oral request of any stockholder of the Company. You must request a copy of the proxy materials using either of the following methods: (i) at www.proxyvote.com, (ii) by calling 1-800-579-1639, or (iii) by emailing sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Forward-Looking Statements

This Proxy Statement and the Public Benefit Corporation Report may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), that involve substantial known and unknown risks and uncertainties. All statements other than statements of historical fact contained in this Proxy Statement, including statements about our Board of Directors, corporate governance practices, executive compensation program, corporate purpose, equity compensation utilization and sustainability initiatives, are “forward-looking statements” as referred to in the Reform Act. Without limiting the generality of the preceding sentence, any time we use the words “may,” “will,” “can,” “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate,” “continue,” “plan,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature.

Significant factors that could impact our future results or outcomes include changes in geopolitical conditions, changes in consumer demand and the other risks described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Website References

Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced website is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Role of the Board of Directors

Our Board, which is elected by the Company’s stockholders, oversees the business and management of the Company.  Our Board is currently comprised of seven (7) members. Our amended and restated certificate of incorporation provides that our Board consists of three staggered classes of directors designated as Class I, Class II, and Class III, with members of each class holding office for 3-year terms. At the Annual Meeting, two Class II directors will be elected.

In accordance with our governance documents, our classified board begins to phase out in 2027. Commencing with the annual meeting of stockholders to be held in 2027, directors whose terms shall then expire shall be elected to hold office for 1-year terms thereafter.

In June 2025, upon recommendation of the Nominating and Enterprise Risk Management Committee (the “Nominating Committee”), the Board accepted the offer of resignation from Rosemary Ripley, a Class II director. Thereafter, in January 2026, Suzanne S. Ginestro was appointed as a Class II director by the Board and was recommended to the Nominating Committee by a third-party search firm. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experiences and skills described under “Criteria for Board Membership,” as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Nominating Committee. Subsequently, in February 2026, upon recommendation of Nominating Committee, the Board accepted the offer of resignation from Justin Shaw, a Class II director. As a result of the departures of Ms. Ripley and Mr. Shaw and the addition of Ms. Ginestro, the Board decreased its size from eight (8) to seven (7) members and the size of Class II from three (3) to two (2) directors.

Director Nomination Process

Criteria for Board Membership

The Nominating Committee evaluates the composition of the Board annually to assess the skills and experience that are currently represented on the Board as a whole, and in individual directors, as well as the skills and experience that the Board may find valuable in the future. The Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board. The Nominating Committee engages in succession planning for the Board and key leadership roles on the Board and its committees. The Nominating Committee is responsible for establishing and overseeing processes and procedures for the selection and nomination of directors, and for developing and recommending Board membership criteria to the Board for approval and periodically reviewing these criteria.

Currently, the Board-approved criteria includes:

The Nominating Committee reviews the qualifications of director candidates and incumbent directors in light of criteria approved by the Board and recommends the Company’s candidates for nomination to the Board for election by the Company’s stockholders at the annual meeting. In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from various sources, including, from time to time, third-party search firms, to assist it in locating qualified candidates.

The Nominating Committee also considers director candidates recommended by Company stockholders and evaluates them in the same manner as it evaluates candidates recommended from other sources. Any such recommendation by stockholders should be submitted to the Nominating Committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year's Annual Meeting.”

Board Composition

The Board seeks directors with a variety of skills, qualifications, perspectives, experiences, and occupational and personal backgrounds that the Board finds essential to meeting its oversight responsibility. As part of the search process for each new director, the Nominating Committee seeks to include qualified diverse candidates, who represent the consumer and stakeholder populations the Company serves, in the broader pool of candidates from which the Nominating Committee selects the nominees that it believes best support the Company in the context of the Board as a whole. The Board also considers additional perspectives and experiences, including industry and consumer-focused expertise that contribute to effective oversight. For example, our current Board of seven (7) directors includes three (3) directors who self-identify as female and three (3) directors who self-identify as racially/ethnically diverse. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

The Nominating Committee considers the Board's overall composition when seeking a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge, and variety of viewpoints and backgrounds in light of the Company's current and future business needs. The Nominating Committee also considers, among other qualities, the character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company's business environment, ability to make time commitments to the Company, and demonstrated teamwork.

Our Board consists of individuals with wide-ranging and complementary business, leadership, financial, governance and regulatory, industry, and public company operating expertise. Several of our directors have experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies.

Director Independence and Independence Determinations

The Company’s Principles of Corporate Governance require that a majority of the Board, and all members of the Company’s Audit, Compensation, and Nominating committees, be comprised of individuals who qualify as an “independent director” as such term is defined by the applicable rules and regulations of the New York Stock Exchange (“NYSE”). This requires an affirmative determination by the Board that each such individual does not have a material relationship with the Company that would impair independence from management.  In making these determinations, the Board considered transactions and relationships between the Company and its subsidiaries and affiliates on the one hand and, on the other hand, directors, immediate family members of directors, or entities of which a director or an immediate family member is an executive officer, general partner or significant equity holder. The Board also considered whether there were any transactions or relationships between any of these persons or entities and any members of the Company’s senior management or their affiliates.

Based on an annual evaluation performed and recommendations made by the Nominating Committee, the Board affirmatively determined that each of the following members of the Board, including all members serving on the Audit, Compensation, and Nominating committees, is independent of the Company and its management under the standards set forth above. In addition, none of these directors serves as an executive officer of a charitable organization to which the Company made contributions during fiscal year 2025.

SUZANNE S. GINESTRO	DAVID J. LEE	ALEXANDRE I. RUBERTI

ANDREW RUBEN	JULIE G. RUEHL	PADRAIC L. SPENCE

Rosemary Ripley and Justin Shaw, our former directors, were determined to be independent during the periods they served on the Board. The only member of the Board who is not independent is Amy E. Taylor, our current President and Chief Executive Officer (“CEO”) and the only employee member of the Board.

Service on Other Boards and Audit Committees

Each member of the Board must have the time and ability to make constructive contributions to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interest of the Company’s stockholders. To that end, directors may not serve on more than four public company boards in addition to our Board. The CEO and directors who are executive officers of public companies may not serve on more than two other public company boards, in addition to our Board. In addition, members of the Audit Committee may not serve on the audit committees of more than three other public companies without review and consideration by the Board. As part of the annual director nomination process, the Nominating Committee considers directors' adherence to these expectations, and directors are expected to advise the Chair of the Nominating Committee before accepting a seat on the board of another for-profit company.

Majority Vote Standard for Election of Directors

We have a majority vote standard for uncontested director elections. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board until his or her successor has been elected and qualified, subject to our director resignation policy.

Director Resignation Policy

Pursuant to our Principles of Corporate Governance, if a nominee for director is not elected in an uncontested election and no successor has been elected at such meeting, the director is expected to promptly tender his or her resignation to the Nominating Committee. In that situation, the Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation offer, or whether to take other action. Within ninety (90) days following certification of the election results, the Board would act on the Nominating Committee’s recommendation. If the Board determines that there is a compelling reason for such incumbent director to remain on the Board and does not accept the resignation, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or reduce the size of the Board. The director who tenders his or her resignation will not participate in either the Nominating Committee’s or the Board’s decision.

2026 Director Nominees

Upon recommendation by our Nominating Committee, the Board has nominated Suzanne S. Ginestro and David J. Lee for election as directors each to serve for a term of three years (through the 2029 annual meeting of stockholders) and until their successors have been duly elected and qualified, or until their office is otherwise vacated. Ms. Ginestro was appointed to the Board in January 2026 and was recommended by a third-party search firm. Mr. Lee was most recently elected at the 2023 annual meeting of stockholders.

Class II Director Nominees

SUZANNE S. GINESTRO	Independent Director
Age: 53 Director Since 2026

Ms. Ginestro has served as a member of the Zevia board of directors since January 2026 and brings more than 25 years of marketing expertise across the food, beverage and wellness industries. Ms. Ginestro has served as Chief Marketing Officer for Califia Farms LLC, a plant-based beverage company with a presence across four core categories, since 2020. She leads a 30-person marketing organization encompassing brand management, innovation, creative services, communications, digital commerce, and consumer engagement, managing a marketing budget exceeding $30 million. From 2017 through 2020, Ms. Ginestro served as Chief Marketing Officer at Quest Nutrition, where she built the company’s brand management and innovation capabilities from the ground up. Prior to Quest Nutrition, Ms. Ginestro spent six years with Bolthouse Farms, a subsidiary of Campbell’s serving as Chief Marketing and Innovation Officer for the Campbell Fresh Division where she oversaw a $1 billion portfolio of brands. Ms. Ginestro has served on multiple boards, including Humm Kombucha, a better-for-you beverage company, providing governance and strategic input in both corporate and non-profit contexts, and has demonstrated effectiveness in balancing creative brand vision with disciplined commercial execution. Ms. Ginestro earned her B.A. degree from Northwestern University and her M.B.A. from Northwestern University, Kellogg Graduate School of Management. Ms. Ginestro is qualified to serve on our Board as a result of her extensive experience in brand building, innovation strategy, and market expansion within the better-for-you, premium consumer categories—areas well-aligned with Zevia's positioning and growth objectives.

Committees: Compensation (member)
Term Expiration: 2026

DAVID J. LEE	Independent Director
Age: 54 Director Since 2022

Mr. Lee has served as a member of the Zevia board of directors since July 2022 and has over two decades of experience across retail and consumer industries driving business transformation, supply chain optimization, operations and finance. In November 2023, Mr. Lee was appointed as the Chief Operating Officer and Chief Financial Officer of Webtoon, a publicly-traded digital comics company and subsidiary of Naver Corporation, an internet conglomerate. Mr. Lee previously served as President of AppHarvest, a leading AgTech and sustainable food company building some of the country’s largest indoor farms leveraging cutting-edge technology, from January 2021 through November 2022, and thereafter served on its board through November 2023. Prior to AppHarvest, Mr. Lee served as the Chief Operating Officer and Chief Financial Officer of Impossible Foods, from December 2015 to January 2021, where he led the business functions to transform it from a pre-revenue to hyper-growth company with global sales and a comprehensive commercial manufacturing and supply chain capability. Prior to Impossible Foods, Mr. Lee was the Chief Financial Officer of Zynga from April 2014 to December 2015 and was responsible for leading the finance and corporate development teams. Mr. Lee previously served as the Senior Vice President of Corporate Finance and Strategy at Best Buy from 2012 to 2014, where he led corporate finance during its turnaround, and as Senior Vice President of Consumer Products along with other various roles at Del Monte Foods from 2004 to 2012, where he ran the global food business from 2008 to 2010. Mr. Lee also spent time helping to turn around PG&E during the California Energy Crisis as Director of Strategic Planning serving as strategy consultant at McKinsey, in venture capital investing at EPVC, and in advertising at the Leo Burnett Company. Mr. Lee is the founder and chair of Inevitable Tech, a private company pioneering technology and plant science to serve the agriculture and food industries, and is a fellow of both the Council of Korean Americans and the University of Southern California's Network of Korean American Leaders. Mr. Lee currently serves on the board of directors of Webtoon since April 2024 and previously served on the board of directors of Benson Hill, a publicly traded food technology company, from January 2021 to July 2024, where he also served as a member of its audit committee. Mr. Lee earned his M.B.A. from the University of Chicago and a A.B. from Harvard College. Mr. Lee is qualified to serve on our Board as a result of his extensive experience in the consumer-packaged goods industry, operations and supply chain management, business transformation, financial expertise, including serving as chief financial officer for several public companies, strategy development and ESG matters, as well as his board and governance experience in the beverage space.

Committees: Nominating and Enterprise Risk Management (Chair) Audit (member)
Term Expiration: 2026

In making these nominations, the Board reviewed the backgrounds, qualifications, attributes, experiences and contributions to the Board of the director nominees. Biographical and other information regarding our director nominees, including the skills and experience considered by our Nominating Committee in determining to recommend them as nominees, is set forth above.  See also “Director Independence and Independence Determinations” above for more information.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since 2021. In this Proposal 2 we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed by Deloitte for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below. Fees presented in thousands.

	YEAR ENDED DECEMBER 31,
FEE CATEGORY	2025	2024
Audit Fees(1)	$975	$930
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$24	$25
All Other Fees(4)	$—	$—
Total Fees	$999	$955

(1)

Consists of fees for professional services rendered for the audit of the Company's annual financial statements, review of quarterly financial statements, and advice on accounting matters directly related to the audit and audit services; includes $45,000 of engagement-related expenses, including technology and administrative charges and $55,000 of billings associated with the Company's 2024 Form S-3 Registration Statement.

(2)	Consists of fees for audits and reviews not required under securities laws, as well as accounting consultations, compilations, and other assurance-related services.
(3)	Consists of fees for professional services related to pre-approved permissible tax compliance and tax consulting services.
(4)	Consists of fees for other services.

Pre-Approval Policies and Procedures

Under the Company's Audit and Non-Audit Services Pre-Approval Policy (the “Auditor Services Policy”), the Audit Committee will approve, in advance, all audit and permissible non-audit services to be provided by our independent auditor and update, as appropriate, policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by our independent auditor, to assure that these services do not impair such auditor's independence.

The Auditor Services Policy is reviewed from time to time in light of regulatory changes, developments in the Company's business and other factors. Management must obtain the specific prior approval of the Audit Committee for each engagement of our independent auditor to perform other audit-related or non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by our independent auditor to any member of management. The Audit Committee has delegated authority to the Audit Committee chair to pre-approve any audit or non-audit service to be provided to us by our independent auditor, provided that the fees for such services do not exceed $500,000. Any pre-approval of services by the Audit Committee chair pursuant to this delegated authority must be reported to the Audit Committee at its next regularly scheduled meeting. All audit and non-audit services provided by Deloitte for the fiscal year ended December 31, 2025 (the “2025 Fiscal Year”), were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements for the 2025 Fiscal Year. The Audit Committee has discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Deloitte the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the 2025 Fiscal Year.

Submitted by the Audit Committee of the Board: Julie G. Ruehl (Chair) David J. Lee Padraic L. Spence

CORPORATE GOVERNANCE

Principles of Corporate Governance

Our Board is committed to sound and effective corporate governance policies and high ethical standards and, has adopted a set of Principles of Corporate Governance (the “Governance Principles”) as a flexible framework within which the Board, assisted by its committees, can direct the affairs and business of the Company, engage in meaningful discussions with management to drive long-term growth for the benefit of the stockholders and other stakeholders, provide oversight of the Company’s operating plans and strategic objectives, and strengthen management accountability. The Governance Principles address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board leadership, Board committees and selection of new directors. The Nominating Committee reviews the Governance Principles annually to reflect evolving corporate governance standards identified by stockholders and other stakeholders, and any changes to these Principles are recommended to the Board for review and approval. The Governance Principles are posted on our website located at https://investors.zevia.com, under “Governance.”

Board Structure

Our Board consists of seven (7) directors. In accordance with our amended and restated certificate of incorporation and Bylaws, the number of directors on our board of directors will be determined from time to time by the Board. Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director.

Our amended and restated certificate of incorporation provides that any director may only be removed by the affirmative vote of at least 66 2/3% of the voting power of our outstanding Common Shares and, until the annual meeting of stockholders to be held in 2027, only for cause. Our amended and restated certificate of incorporation further provides that the Board is divided into three classes of directors, with staggered 3-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately 1/3 of the Board will be elected each year.

The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board. Although our Board believes that this is appropriate in the short-to-medium term for our Company following the IPO, in order to balance stockholder interests in the long term and as a matter of good corporate governance, we have adopted an automatic sunset of our classified Board. In accordance with our governance documents, our classified board begins to phase out in 2027. Commencing with the annual meeting of stockholders to be held in 2027, directors whose terms shall then expire shall be elected to hold office for 1-year terms thereafter and will be up for election at each successive annual meeting.

The table below provides summary information about each of our current directors, including the two Class II nominees for election at the Annual Meeting.

Class I Directors Continuing in Office

ANDREW “ANDY” RUBEN	Non-executive Chair of the Board
Age: 53 Director Since 2020

Mr. Ruben has served as Chair of the Zevia board of directors since February 2026 and as a member of the Zevia board of directors since December 2020. He previously served as Lead Independent Director of our Board from September 2023 to February 2026. Mr. Ruben has served as Chief Executive Officer of Clarity, an early-stage startup retail tech/AI company that he co-founded, since February 2026. From May 2022 until January 2026, Mr. Ruben served as Chair of the Board of Directors of Trove Recommerce, Inc. (“Trove”), a company he founded in March 2012 that provides technology, logistics and expertise for apparel resale. Previously, from 2012 to April 2022, Mr. Ruben served as a director and Chief Executive Officer of Trove, and from May 2022 to December 2023, he served as its Executive Chair. Prior to Trove, from March 2002 to February 2012, Mr. Ruben served in various roles at Walmart, Inc., a multinational retail corporation, including as Vice President of Corporate Strategy, Chief Sustainability Officer, Vice President of Private Brand Strategy and Operations, and Vice President of Omni-Channel. During his time at Walmart, he led a number of transformational efforts, including overseeing global corporate strategy, launching Walmart’s sustainability efforts and leading omnichannel and e-commerce efforts. Mr. Ruben currently serves on the boards of directors of FortNine and Goodwill Industries International. He previously served on the Competitive Council at Cerberus Capital Management from June 2017 to June 2024. He is a TED speaker and has been recognized professionally as the Sam M. Walton Entrepreneur of the Year, a Retailing Rising Star by Chain Store Age and a 40 Under 40 Business Leader. Mr. Ruben earned his B.S. in Engineering and his M.B.A. from Washington University in St. Louis. Mr. Ruben is qualified to serve on our Board as a result of his extensive experience in the retail and consumer-packaged goods and beverage industries as well as his leadership in corporate sustainability and ESG initiatives, including his prior experience as Chief Executive Officer of Trove.

Committees: Nominating and Enterprise Risk Management (member)
Term Expiration: 2028

PADRAIC “PADDY” L. SPENCE	Independent Director
Age: 58 Director Since 2021	Mr. Spence has served as a member of the Zevia board of directors since March 2021 and previously served as Chair of the Zevia board of directors from March 2021 to February 2026. As of February 2025, Mr. Spence was appointed as the Chief Executive Officer of Momofuku Goods, a consumer-packaged goods food brand and division of Momofuku Restaurant Group. Mr. Spence previously served as Zevia’s Chief Executive Officer and Chair of the board of directors from March 2021 through July 2022. Prior to this role, he served as the Chief Executive Officer and a member of the board of directors of Zevia LLC, a subsidiary of Zevia PBC, since September 2010, when he acquired the company. Mr. Spence is a 27-year veteran of the natural and organic products industry. From 2005 to 2009, he served as President of Levlad, a personal care manufacturer known for its natural brand Nature’s Gate. Prior to Levlad, Mr. Spence founded SPINS, LLC, a market research firm for the natural products industry, and served as its Chief Executive Officer from 1995 to 2003, then its Chairman until 2004 when it was sold to private investors. As the Chief Executive Officer of SPINS, he tracked the sales of more than 300,000 natural and organic products. From 1992 to 1995, Mr. Spence served as Vice President of Sales and Marketing for the Kashi Company, a manufacturer of natural cereals. He has also held positions at Harvard Business School’s Division of Research, the Center for Leadership and Career Studies at Emory University, and within the United Parcel Service’s International Marketing department. He previously served as lead independent director for Physicians Formula Inc., a cosmetics company. Mr. Spence earned his A.B. from Harvard College and his M.B.A. from Harvard Business School. Mr. Spence is qualified to serve on our Board as a result of his unique knowledge of our business, his prior experience as a director in a range of public and private companies and his deep experience in the natural and organic products industry
Committees: Audit (member)
Term Expiration: 2028

AMY E. TAYLOR	President, CEO, and Director
Age: 54 Director Since 2021

Ms. Taylor has served as Zevia’s Chief Executive Officer since August 2022, President since June 2021, and as a member of the Zevia board of directors since March 2021. From February 2000 to July 2020, Ms. Taylor served in various roles at Red Bull North America, a beverage company, including as President and Chief Marketing Officer from 2018 to 2020, Executive Vice President and General Manager for the East Business Unit from 2012 to 2018, and Vice President of Marketing from 2007 to 2012. During her time at Red Bull North America, she led the brand’s overall strategic marketing and positioning in the United States and drove sales and marketing collaborations across twelve regions to deliver record-level growth and market share. Prior to joining Red Bull, Ms. Taylor worked in sports marketing. Ms. Taylor earned her B.A. from James Madison University and has completed the Executive Development Program at the Wharton School of the University of Pennsylvania. Ms. Taylor is qualified to serve on our Board as a result of her deep experience in the consumer-packaged goods and beverage industries, as well as her experience advising on consumer marketing and ESG matters.

Committees: None
Term Expiration: 2028

Class III Directors Continuing in Office

ALEXANDRE I. RUBERTI	Independent Director
Age: 50 Director Since 2024	Mr. Ruberti has served as a member of the Zevia board of directors since August 2024 and has 25 years of experience in consumer-packaged goods primarily in the beverage industry across the Americas. From April 2024 until January 2025, Mr. Ruberti served as the Managing Director, Americas and the General Manager, USA of Waterdrop®, a company that develops, produces, and sells functional hydration cubes for mixing with water. Prior to Waterdrop®, Mr. Ruberti served as Chief Executive Officer of Future Farm, a plant-based meat company, from February 2021 through December 2023. Prior to Future Farm, Mr. Ruberti spent 16 years with Red Bull and served in various roles including as President, Red Bull Distribution Company (“RBDC”) and Chief Commercial Officer, Red Bull North America (“RBNA”) from April 2019 through January 2021, President, RBDC from July 2013 through March 2019, and Vice President, Profitability Management and On-Premise from January 2011 through June 2013. Prior to RBNA and RBDC, Mr. Ruberti worked for Red Bull Latin America located in Sao Paulo, Brazil in the roles Head of Sales, Latin America & Canada from July 2008 to December 2010, and Head of Sales, Brazil from January 2005 through June 2008. Prior to Red Bull, he spent nine years at Coca-Cola Bottlers in Brazil in Sales, Marketing and Distribution. Mr. Ruberti currently serves on the board of directors of Zico Rising, Inc. and is a member of the Young Presidents Organization. From February 2021 to March 2024, Mr. Ruberti served on the board of directors of Celsius Holdings, Inc., where he also served as a member of the compensation committee. Mr. Ruberti earned his M.B.A. from Fundação Getulio Vargas and his B.B.A. in Business from Universidade de Sorocaba in Brazil. He also serves as a Member of the Young Presidents Organization. Mr. Ruberti is qualified to serve on our Board as a result of his extensive experience in consumer-packaged goods and his longstanding career in the beverage industry.
Committees: Compensation (Chair) Nominating and Enterprise Risk Management (member)
Term Expiration: 2027

JULIE G. RUEHL	Independent Director, Financial Expert
Age: 60 Director Since 2022	Ms. Ruehl has served as a member of the Zevia board of directors since March 2021. Ms. Ruehl previously served as the Chief Financial Officer of Fly Leasing Limited, a global commercial aircraft leasing company, from August 2017 until its acquisition by Carlyle Aviation Partners in August 2021. Prior to Fly Leasing, from November 2011 to December 2015, Ms. Ruehl served as the Vice President and Chief Accounting Officer for Big Heart Pet Brands and for its predecessor, Del Monte Corporation, then one of the country’s largest producers, distributors and marketers of premium quality, branded pet products and food products for the U.S. retail market. From May 2005 to October 2011, Ms. Ruehl served in senior financial positions with Del Monte Corporation and its parent, Del Monte Foods Company. From 2002 to 2005, Ms. Ruehl served in senior financial positions with Sanmina Corporation, a global provider of electronics manufacturing services, prior to which she served as an Audit Partner at Arthur Andersen LLP. In December 2023, Ms. Ruehl joined the board of directors of Semtech Corporation, a high-performance semiconductor, IoT systems and cloud connectivity service provider, and was appointed to its audit committee. From March 2022 to November 2023, Ms. Ruehl served on the board of Wine.com, the nation’s leading online wine retailer, and also served as chair of its audit committee. From November 2021 to January 2024, Ms. Ruehl served on the board of Wizeline, Inc., a global technology services company, where she also served as chair of the audit committee and served as a member of the compensation committee. Ms. Ruehl earned her B.S. in Accounting from Louisiana State University. Ms. Ruehl is qualified to serve on our Board as a result of her corporate governance, strategy development, mergers and acquisitions, financial expertise, public accounting and financial reporting experience, including having served as Chief Financial Officer of Fly Leasing, and extensive experience in the consumer-packaged goods industry.
Committees: Audit (Chair) Compensation (member)
Term Expiration: 2027

See “2026 Director Nominees” for biographies of Class II Directors

Responsibilities of the Board

The Board selects the senior management team, which is responsible for operating the Company’s day-to-day business, and monitors the performance of senior management. Consistent with the oversight function of the Board, the Board’s core responsibilities include:

+	Assessing the performance of the CEO & other senior management & setting their compensation	+	Engaging in succession planning for the Board & key leadership roles on the Board & its committees.

+	Planning for CEO & senior management succession & overseeing senior management development	+	Nominating the Company’s director candidates & appointing committee members.

+	Reviewing the Company’s strategies & monitoring implementation & results	+	Shaping effective corporate governance.

+	Overseeing the integrity of the Company’s financial statements & financial reporting process	+	Overseeing the Company’s commitment to its public benefit purpose & the performance of its sustainability initiatives.

+	Overseeing the Company’s processes for assessing & managing risk	+	Providing advice & counsel to management regarding significant issues facing the Company & reviewing & approving significant corporate actions

+	Overseeing legal & regulatory compliance

Board Leadership Structure

We do not have a formal policy regarding whether the role of the Chair and CEO should be separate or combined. Our Board has determined that we should maintain the flexibility to select the Chair and CEO and reorganize the leadership structure, from time to time, based on criteria that are in the Company’s best interests and the best interests of our stockholders and stakeholders. Accordingly, our Board may periodically review its leadership structure to evaluate whether the structure remains appropriate for the Company.

We currently separate the roles of Chair and CEO. The Board believes that separating the roles of CEO and Chair is appropriate for our current business and operating environment in that this leadership structure allows our CEO to focus on our day-to-day business while allowing our Chair to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. In February 2026, the Board designated Mr. Ruben, Zevia's former Lead Independent Director and long-standing member of its Board, to serve as Chair and succeed our former non-independent Chair Mr. Spence. We believe Mr. Ruben’s familiarity with the Company's business, challenges and opportunities, and extensive knowledge of our industry qualify him to serve as Chair and best position him to guide and focus the Board's time and attention on matters as appropriate. Mr. Ruben presides at all executive sessions of the non-management directors.

The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Risk Oversight

Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and financial condition and performance of the Company. In particular, the Nominating Committee is responsible for overseeing our risk management processes and advising the Board on risk management policies and procedures. The Nominating Committee also oversees the major risks facing the Company, including oversight of risks related to cybersecurity. In addition, the Nominating Committee receives advice and assistance from the Audit Committee with respect to the assessment of the adequacy of our risk management framework and the identification of financial and non-financial risks, and from the Compensation Committee with respect to the identification of risks related to compensation and human capital management. Our Board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for the management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for the Company. The Company’s risk governance is facilitated through a top-down and bottom-up approach, with the tone established at the top by Ms. Taylor, our CEO, and other members of the senior leadership team. The Company conducts an enterprise risk management (ERM) process, led by the Company’s Legal team, where risk is assessed periodically by key management members from each business team and corporate function, and is tasked with championing risk management practices and integrating them into their functional business team or function.  The Legal team discusses and monitors the most significant enterprise risks in a cross-functional setting and evaluates and prioritizes company-wide risks with the senior leadership.  The results of the enterprise risk assessment help senior leadership to prioritize the key risks that are first presented to, and evaluated by the Nominating Committee, and then presented to the Board. In addition to this annual presentation made to the full Board, the Audit Committee receives periodic updates on certain risk areas the Board has identified for focus, and the independent directors periodically discuss risk management during executive sessions without management present.

Director Attendance

The Board met six (6) times during the year ended December 31, 2025. The non-employee directors met in six (6) executive sessions during fiscal year 2025. During the 2025 Fiscal Year, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee. Pursuant to the Governance Principles, directors are expected to attend the annual meeting of stockholders absent unusual or extenuating circumstances. All eight (8) of our directors then serving on the Board attended our 2025 annual meeting of stockholders.

Board Committee Responsibilities

Our Board's three key standing committees are the Audit Committee, Compensation Committee, and Nominating Committee, each of which has the composition and responsibilities described below. The Board delegates various responsibilities and authority to its committees. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to engage outside advisors and counsel, as it deems appropriate, to assist each committee in its work, regularly reports its activities and actions to the full Board and has a written charter, which are posted on our website located at https://investors.zevia.com, under “Governance.” Each committee annually reviews its charter in light of new developments in applicable regulations and may make additional recommendations to the Board to reflect evolving best practices.

AUDIT COMMITTEE
Current Members: Julie G. Ruehl (Chair) David J. Lee (member) Padraic L. Spence (member)

The primary responsibilities of our Audit Committee are to oversee the audit function, accounting and financial reporting processes of the Company, including the audits of the Company's financial statements and the integrity of the financial statements, and the performance of our internal audit function and external audit processes. The Audit Committee also oversees the Company's compliance with legal and regulatory requirements and ethical standards adopted by the Company and assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, and the system of internal controls established by management and the Board. The Committee oversees the independent auditors, including their qualifications and independence. However, Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management, or the independent auditors. The Committee has the authority to retain outside advisors as the committee determines appropriate to assist it in the performance of its functions.

Financial Expertise and Independence

Ms. Ruehl qualifies as an “audit committee financial expert” as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each member who served on the Audit Committee during 2025 is financially literate and qualifies as “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and under the NYSE listing standards. No member serves on the audit committee of more than three public company boards.

Number of meetings held in 2025: 6

COMPENSATION COMMITTEE
Current Members: Alexandre I. Ruberti (Chair) Suzanne S. Ginestro (member) Julie G. Ruehl (member)

The primary responsibility of our Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation and other benefits for the Company's senior management, including executive officers and directors. The Compensation Committee oversees the Company's overall compensation philosophy, policies and programs including the administration thereof, and assess whether the Company's philosophy establishes appropriate incentives for management and employees.

Among its duties and responsibilities, the Compensation Committee reviews and approves corporate goals and objectives relevant to the total compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives and recommends to the independent directors the CEO’s compensation level, and sets compensation for other executive officers and employees at or above the level of Vice President after receiving the recommendation of the CEO. The Committee also administers and has discretionary authority over the issuance of equity awards under our equity incentive plans. The Committee may delegate its authority to one or more subcommittees and has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee engaged Pearl Meyer in 2025 to provide advice regarding the amount and form of executive and director compensation. The Committee has determined that (1) Pearl Meyer satisfies applicable independence criteria, and (2) none of Pearl Meyer’s work with the Company raises any conflicts of interest, in each case under applicable NYSE listing rules and the rules and regulations established by the SEC.

Independence

Each member of the Compensation Committee qualifies as “independent” for purposes of Rule 10C-1 of the Exchange Act and under the NYSE listing standards.

Interlocks

None of the members of our Compensation Committee has at any time during the prior three (3) years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Number of meetings held in 2025: 4

NOMINATING AND ENTERPRISE RISK MANAGEMENT COMMITTEE
Current Members: David J. Lee (Chair) Andy Ruben (member) Alexandre I. Ruberti (member)

Our Nominating Committee oversees all aspects of our risk management and corporate governance functions. The Committee makes recommendations to our Board regarding director candidates and assists our Board in determining its composition and committees.

The Nominating Committee, together with the Audit Committee, reviews and discusses the Company’s practices with respect to risk assessment and risk oversight. The Nominating Committee, with the assistance of other Board committees for risk falling within their purview, also oversees major risks arising from the Company's activities and major risks impacting the Company's ability to achieve strategic objectives or opportunities to gain competitive advantage. The Committee also oversees the Company's crisis management framework and the adequacy of the Company’s risk management frameworks and processes, including oversight of the adequacy of the Company’s insurance coverage.

Independence

Each member of the Nominating Committee qualifies as “independent” under the NYSE listing standards.

Number of meetings held in 2025: 4

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations regarding compensation paid to our non-employee directors for their service on the Board and its committees. The Committee, together with its independent compensation consultant, Pearl Meyer, periodically reviews the non-employee director pay program to help ensure that it is appropriate and consistent with market practices and prevailing “best practices’ for corporate governance and to determine its competitiveness against director compensation of our peer groups.

Non-employee directors’ fees are paid in accordance with the Director Compensation Policy (the “Policy”), adopted by the Board. Under the Policy, members of the Board who are not employees or officers of the Company, CDPQ, or Laird Norton or their respective affiliates, receive compensation for service on the Board and its committees. There was no change to director compensation under the Policy in 2025.

Compensation Structure for Non-Employee Directors - Fiscal Year 2025

Annual Board retainer		$60,000
Additional annual retainer for non-executive chair of the Board and Lead Independent Director		$20,000
Annual grant of restricted stock units (“RSUs”)(1)		$100,000	(2)
ADDITIONAL ANNUAL RETAINERS FOR COMMITTEE SERVICE	CHAIR	MEMBER
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating Committee	$10,000	$5,000
ESG Committee(3)	$10,000	$5,000
(1)	Annual equity grant of RSUs under the Zevia PBC 2021 Equity Incentive Plan (the “2021 Plan”).
(2)	An approximate value, subject to vesting on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders.
(3)

The ESG Committee suspended its activities during the first quarter of 2025 and, upon recommendation of the Compensation Committee, the Board approved the suspension of annual retainers for subsequent quarters.

Under the Policy, cash or equity retainers and fees due for any partial fiscal year of service are calculated and payable on a pro-rated basis. Additionally, directors are reimbursed for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of our Board and its committees. Following our 2025 annual meeting of stockholders, in connection with the terms of the Policy, each eligible member of the Board received a grant of 34,722 RSUs that vest on the earlier of June 12, 2026, or our 2026 annual meeting of stockholders.

Fiscal Year 2025 Director Compensation Table

The table below sets forth the compensation earned or paid to our directors during the 2025 Fiscal Year. During the 2025 Fiscal Year, Ms. Taylor did not receive any additional compensation for service on our Board. Ms. Taylor’s compensation for the 2025 Fiscal Year is set forth in the Summary Compensation Table in the “Executive Compensation” section below.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
David J. Lee	$80,000	$100,000	$180,000
Rosemary L. Ripley(2)	$36,250	$—	$36,250
Andrew “Andy” Ruben	$87,500	$100,000	$187,500
Alexandre I. Ruberti	$70,265	$100,000	$170,265
Julie G. Ruehl	$87,500	$100,000	$187,500
Justin Shaw	$—	$—	$—
Padraic “Paddy” L. Spence	$80,000	$100,000	$180,000
(1)

Amounts in this column represent the grant date fair value of RSUs granted to the applicable director in 2025, calculated in accordance with FASB Accounting Standards, Codification Topic 718 (“FASB ASC 718”) based on the closing price of our Class A common stock on the applicable date of grant ($2.88 for the RSUs granted on June 12, 2025). For more information regarding the assumptions regarding these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The following RSUs were outstanding as of December 31, 2025: Mr. Lee, 34,722; Mr. Ruben, 34,722 RSUs; Mr. Ruberti, 34,722; Ms. Ruehl, 34,722 RSUs; Mr. Spence, 71,827; and all other non-employee directors, 0 RSUs. The portion of these RSUs that is in excess of the 2022 Fiscal Year grants vested on the expiration of the lockup period following our IPO in January 2022 and are subject to deferred settlement in one-third increments on each of the first three anniversaries of the vesting date or, if earlier, the directors’ separation from service or a change of control.

(2)	Ms. Ripley resigned from the Board effective on June 12, 2025. Following Ms. Ripley’s departure from our Board, the size of our Board was reduced to seven (7) directors.

Stock Ownership Guidelines

Our non-employee directors are subject to stock ownership guidelines adopted in June 2023. For more information regarding the stock ownership guidelines see “Compensation Policies – Stock Ownership Guidelines” on page 27.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain officers. The indemnification agreements require the Company to indemnify these directors and officers to the full extent permitted by Delaware law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of the Company or for another entity at the request of the Company, and maintain directors and officers liability insurance coverage.

Other Corporate Governance Practices and Policies

Director Orientation and Continuing Education

In accordance with the Governance Principles, the Company has an orientation process for Board members that is designed to familiarize new directors with various aspects of the Company’s business, including strategy, operations, finances, risk management processes, compliance programs, and governance practices. We also encourage our directors to participate in continuing education programs and to stay abreast of corporate governance best practices in order to effectively discharge their duties and for other matters relevant to board services.  Our directors are provided updates on corporate governance developments at regularly scheduled Board meetings, as well as membership to a leading professional organization that focuses on educating corporate board members on leading boardroom practices and with access to seminars, webinars, and/or presentations, and related materials that provide additional education, and opportunities to network with other corporate board members. The Company pays for attendance fees to participate in such programs and reimburses the directors for their reasonable out-of-pocket costs associated with attending these programs.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that establishes the standards of ethical conduct applicable to all directors, officers and employees of the Company. The Code of Conduct addresses, among other things, conflicts of interest, use of Company systems and corporate assets, legal compliance, inside information, compliance with disclosure controls and procedures and internal controls over financial reporting, corporate opportunities, privacy, confidentiality requirements, and environmental matters. The Audit Committee is responsible for applying and interpreting our Code of Conduct in situations where questions are presented to it. We intend to disclose any amendments to the Code of Conduct or any waivers of its requirements applicable to our directors or officers on our website at www.investors.zevia.com within four (4) business days of such amendment or waiver, as required.

The Company has established a confidential hotline to assist its employees in complying with their ethical and legal obligations and to report suspected violations of applicable laws or Company policies or procedures. The hotline enables employees, vendors and the public to express their concerns about possible violations of law or Company policies by the Company and/or management without fear of retribution or retaliation of any kind. It is the Company’s express policy that no retaliatory action be taken against any employee for using the hotline procedure. The hotline is operated by an independent third party, not by Company personnel. Information about how to access the hotline can be found in our Code of Conduct on our website located at https://investors.zevia.com, under “Governance.”

Board and Committee Evaluations

The Board is committed to continuous improvement and recognizes the importance of a rigorous evaluation process to enhance Board performance and effectiveness. The evaluations focus on the Board’s and each committee’s and their respective members’ performances and contributions to the Company as well as provide constructive feedback. The Nominating Committee is responsible for developing, administering and overseeing a formal evaluation process to assess the composition and performance of the Board and each committee on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to confirm that the Board, its committees, and individual members have the appropriate blend of wide-ranging experiences and backgrounds and are effective and productive. As part of the process, each Director completes an evaluation form, or participates in an interview or other method the Nominating Committee utilizes to seek feedback. In addition, the Nominating Committee will summarize the results of the evaluations for presentation to the Board.

Our board evaluations are designed to solicit input and perspective on various topics, including:

☑	board structure, size & composition, including director skills & experience	☑	access to management & internal & external experts, resources, & support

☑	committee structure & allocation of responsibilities	☑	key areas of focus for the board, including strategy, sustainability, ERM, crisis management & stockholder engagement

☑	conduct of meetings, including cadence, length & opportunity for director input & meaningful discussion	☑	committee structure & process, member & chair performance, duties & functions & management support

☑	materials & information, including quality, timeliness & relevance	☑	director performance, including attendance, preparation & participation

☑	performance of the board chair, including communication, relationship with management, availability, focus on appropriate issues & inclusiveness	☑	director orientation & continuing education

The Nominating Committee discusses opportunities and makes recommendations for improvement as appropriate to the full Board, which implements agreed upon improvements. The ability of individual directors to contribute to the Board is considered in connection with the re-nomination process.

Stockholder and Investor Engagement

Management and the Board are committed to a proactive stockholder and investor engagement program. We believe strong corporate governance should include meaningful dialogue with our stockholders and key stakeholders to understand their perspectives on our business and other matters that are important to them. The Board oversees the Company’s stockholder engagement efforts, with support from its committees.

During fiscal 2025, members of the senior management team continued their active engagement with stockholders, including regular participation at analyst meetings and industry conferences.  Our Investor Relations team communicated with institutional investors throughout the 2025 calendar year to gain their perspectives on current issues and address any questions or concerns.  We expect to continue our stockholder engagement and investor outreach during fiscal year 2026, including our regular participation at industry conferences.

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various stakeholders, including stockholders. Directors may participate in discussions with stockholders and other stakeholders on issues where board-level involvement is appropriate. Directors shall refer all inquiries from stockholders, investors, other stakeholders and the press to the CEO or designated members of the senior management team and shall not comment for attribution or background without first discussing such matter with the CEO.

Stockholder Communications

Stockholders, interested stakeholders and parties may communicate with the Board, an individual director, the Chair, or the non-executive directors as a group by sending written correspondence to the Office of the Corporate Secretary at the address set forth on the first page of this Proxy Statement. The Office of the Corporate Secretary will review each communication and forward to the Board or the individual director, where appropriate. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Public Benefit Corporation Report

Zevia PBC is a public benefit corporation and certified B Corporation (“B Corp”) whose mission is to create a world of better-for-you flavor by offering naturally delicious, accessible zero sugar beverages with plant-based ingredients and no artificial sweeteners to help improve health on a global scale. In line with our mission to support the health of individuals and communities we live in, we elected to be treated as a public benefit corporation under Delaware law. Public benefit corporations are intended to produce a public benefit and to operate in a responsible and sustainable manner. While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have also elected to have our social and environmental performance, accountability, and transparency assessed against the proprietary criteria established by B Lab, an independent non-profit organization, to obtain and maintain our B Corp status.

Public Benefit Corporation

Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote. Additionally, directors of public benefit corporations have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation.

Zevia PBC was incorporated as a Delaware public benefit corporation on March 23, 2021.

Certified B Corporation

A certified B Corp is a company that has voluntarily committed to improvement of its social and environmental performance and has been certified by B Lab after an assessment of its ESG standards. B Lab is a recognized nonprofit that measures a company’s social and environmental impact.

In order to be designated as a Certified B Corporation, companies are required to assess their positive impact on society and the environment. The assessment evaluates how a company’s operations and business model impacts its workers, customers, suppliers, community and the environment using a 200-point scale. While the assessment varies depending on a company’s size (number of employees), sector and location, representative indicators in the assessment include payment above a living wage, employee benefits, stakeholder engagement, supporting underserved suppliers and environmental benefits from a company’s products or services. After completing the assessment, B Lab will verify the company’s score to determine if it meets the 80-point minimum bar for certification. The review process includes a phone review, a random selection of indicators for verifying documentation and a random selection of company locations for onsite reviews, including employee interviews and facility tours. Once certified, every Certified B Corporation must make its assessment score transparent on B Lab’s website. Acceptance as a Certified B Corporation and continued certification is at the sole discretion of B Lab. According to B Lab, a company that has earned B Corp certification has: (i) demonstrated high social and environmental performance, (ii) achieved corporate benefit status and applied a corporate governance structure that holds such company accountable to all stakeholders, and (iii) exhibited transparency by allowing reports of the company’s performance measurements against B Lab’s standards to be publicly available.

Zevia PBC has been a certified B Corp since June 2021 and was recertified on December 5, 2025, with a score of 88.1.

Our Purpose and Values

As provided in our amended and restated certificate of incorporation, our public benefit purpose is to: (i) create and provide better-for-you beverages, food or other products that support the health of our consumers and their communities, (ii) promote the well-being of our employees in a supportive and empowering environment, and (iii) forge an enduring profitable business. Our approach is to advance the Zevia purpose with a focus on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages, and replacing an increasing number of plastic bottles in our market as we continue to take better-for-you beverages mainstream, making them available and affordable to consumers across all income levels.

We are guided by our purpose of creating a world of better-for-you flavor, better for the people and the planet. We are dedicated to acting responsibly and committed to creating real ESG impact through combatting the harmful effects of sugar and to support the health of individuals and the communities we serve by creating zero calorie, naturally sweetened beverages. Our focus on ESG impact is core to how we do business, which we believe makes us a more successful company, and these ideals are embodied through our B Corp status.

The following is a summary of the areas we are acutely focused on and the progress we have made, which supports each of the public benefit objectives outlined in our amended and restated certificate of incorporation.

IMPROVING PUBLIC HEALTH	The U.S. Centers for Disease Control and Prevention warns that Americans are consuming too much added sugars in their diets, which can lead to health problems. One of the leading sources of added sugars in the U.S. diet is sugar-sweetened beverages. We believe that Zevia products help consumers reduce their sugar intake and avoid artificial ingredients by offering a refreshing and enjoyable zero sugar, naturally sweetened alternative to high sugar and artificially sweetened competitors. We estimate that, as of December 31, 2025, by choosing Zevia, our consumers have eliminated over 103,000 metric tons of sugar from their diets since 2011.

PROVIDING ACCESS	We are committed to supporting underserved communities. As of March 22, 2026, our products are priced at an average retail cost per ounce of $0.08 within the soda, water, energy, and sports drinks categories across measured U.S. retail channels, based on third-party proprietary retail scan data. Within these categories, which include a wide range of price points, we believe our pricing supports affordability for a broad range of consumers, making Zevia an economically attractive option.

REDUCING WASTE	We actively seek to minimize our environmental impact and regularly re-evaluate our processes to limit environmental waste. Since our founding in 2007, we have never sold a beverage in a plastic bottle. Through only using aluminum cans, we estimate that, as of December 31, 2025, we have saved over 34,000 metric tons of plastic and consumption of our products has resulted in the avoidance of over one billion plastic bottles since 2011. In addition, we seek to reduce our use of packaging materials where possible. Further, one of our main ingredients, stevia, typically requires fewer agricultural land and water resources to produce compared to sugar, furthering our resource efficiency.

VALUING OUR EMPLOYEES	Our social impact purpose extends beyond the beverage can and is embedded in the way we treat our people – as evidence of this focus, all full-time Zevia employees receive an equity interest in the Company under our equity compensation plans, a fair wage, and competitive benefits.

SUPPORTING OUR COMMUNITIES	We are a Delaware public benefit corporation and have been designated as a “Certified B Corporation” in recognition that we balance profit and purpose to meet verified standards of social and environmental performance, public transparency and legal accountability.

To assess our success in achieving our public benefit objectives outlined in our amended and restated certificate of incorporation, our Board carefully considers these objectives through the framework of the focus areas listed above and the interests of each of our stakeholder groups in its oversight of the Company. We believe that we have been successful in meeting these objectives and promoting these public benefits to our stakeholders. Our recertification as a Certified B Corporation reflects our continued commitment to these objectives.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by and serve at the discretion of the Board, and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. No family relationship exists by or among our executive officers and directors.

NAME	AGE	POSITION
Amy E. Taylor*	54	President and Chief Executive Officer, Director
Girish Satya	49	Executive Vice President, Chief Financial Officer and Principal Accounting Officer
*	For biographical information, see “Class I Directors Continuing in Office” on page 13.

GIRISH SATYA
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Mr. Satya has served as our Chief Financial Officer since February 2024 and our Principal Accounting Officer since May 2024. Mr. Satya has over 20 years of experience serving as a financial executive, leading transactions, and handling capital management projects, corporate turnarounds, and spearheading financial and operational improvements for numerous global companies. Prior to joining the Company, and from 2021 to 2022, Mr. Satya served as Global Chief Financial Officer for Backcountry, a multi-brand, global e-commerce platform focused on consumer gear and apparel for the outdoor enthusiast, where he was responsible for overseeing the Company’s global finance, treasury, accounting, strategy, e-commerce and technology functions. From 2016 to 2021, Mr. Satya was a Principal at TSG Consumer Partners, a private equity firm (“TSG”), where he led the Portfolio Operations Group primarily focused on growth equity investments in middle-market companies in the branded consumer product and service sectors. Prior to TSG, he served as Chief Financial Officer for The Bay Club Company, a fitness and hospitality company based in San Francisco, from 2013 to 2016, and was responsible for finance, treasury, corporate development, facilities and real estate, and legal and human resources. Prior to that, he held senior financial and operations roles at several private equity-backed businesses from 2008 to 2013. Mr. Satya began his career as an Associate, Corporate Advisory Services at Arthur Andersen from 1999 to 2001 and later joined Alvarez & Marsal, a consulting firm focused on operational turnarounds and financial restructurings, as a management consultant from 2001 to 2006. Mr. Satya also previously served on the board of Canyon Bicycles GmbH from August 2021 until June 2025. Mr. Satya earned his B.S. in Economics from Fordham University and his M.B.A. from the Booth School of Business at the University of Chicago.

EXECUTIVE COMPENSATION

The Company has opted to comply with the executive compensation rules applicable to “emerging growth companies” and “smaller reporting companies,” as such terms are defined under the Exchange Act, when disclosing the compensation of our executives. This section discusses the material elements of compensation awarded to, earned by, or paid to the Company’s “Named Executive Officers” or “NEOs” for 2025, who are listed below:

NAME	TITLE
Amy E. Taylor	President and Chief Executive Officer
Girish Satya	Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Lorna R. Simms	Former Senior Vice President, General Counsel and Corporate Secretary(1)
(1)	Ms. Simms’s employment with the Company terminated on April 4, 2025 (the “Simms Termination Date”).

Executive Compensation Philosophy

Our executive compensation policies and governance practices align our executives’ interests with those of our stockholders and reflect best practices without encouraging unnecessary risk taking. Our executive compensation philosophy is designed to achieve the following objectives:

Attract and Retain	Attract and retain high-quality leaders with a passion for driving high performance.
Reinforce Our Strategy	Align our incentive programs with our vision and business strategy.
Provide Competitive and Market-Based Compensation	Maintain a market-based compensation program that provides a competitive total target compensation opportunity approximating the market median.

2025 Summary Compensation Table

The table below sets forth the annual compensation earned by or granted to the NEOs during the fiscal years ended December 31, 2025 and December 31, 2024.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
Amy E. Taylor	2025	$620,000	$—	$1,314,473	$—	$290,000	$21,750	$2,246,223
President and CEO	2024	$613,030	$—	$816,000	$—	$—	$8,267	$1,437,297
Girish Satya	2025	$400,000	$—	$438,157	$—	$180,000	$13,160	$1,031,317
Executive Vice President, Chief Financial Officer and Principal Accounting Officer	2024	$338,333	$175,000	$257,467	$331,998	$—	$8,000	$1,110,798
Lorna R. Simms	2025	$97,222	$—	$—	$—	$—	$459,524	$556,746
Former Senior Vice President, General Counsel and Corporate Secretary	2024	$344,792	$—	$181,333	$—	$—	$10,885	$537,010
(1)

Amounts in this column represent the grant date fair value of RSUs granted to the NEO under the 2021 Plan, calculated in accordance with FASB ASC 718 based on the closing price of our Class A common stock on the applicable date of grant ($2.22 on March 14, 2025). For more information regarding the assumptions used in these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For more information regarding the RSUs granted during the 2025 Fiscal Year see “Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Compensation” below.

(2)

Amounts in this column for 2025 include (i) Zevia’s contributions on behalf of the applicable NEO under the 401(k) plan it makes available to its employees and (ii) severance payments and benefits totaling $409,526 for Ms. Simms, as described in more detail under “Additional Narrative Disclosures—Severance Agreements” below and payment of accrued but unused vacation of $46,498 in connection with her termination of employment.

Narrative Disclosure to Summary Compensation Table

Our Executive Compensation Decision-Making Process

Compensation Committee.  The Compensation Committee oversees the Company’s overall compensation philosophy, policies and programs, including our executive compensation program and works closely with its independent compensation consultant, Pearl Meyer, to evaluate the effectiveness of our executive compensation program. The Compensation Committee’s responsibilities also include reviewing and approving the compensation of all executive officers, including our NEOs, other than the CEO, and reviewing and recommending for approval by the independent members of the Board the compensation of the CEO. In making compensation decisions, the Compensation Committee considers several factors including individual performance, market-competitive benchmarking data (including from our compensation peer group, as described below), internal pay equity, and CEO pay recommendations (other than for herself).

Management. Our CEO, Ms. Taylor, presents compensation recommendations to the Compensation Committee regarding the target compensation opportunities for each executive officer other than herself based on an assessment of their performance, Company performance, pay relative to the competitive market, tenure, and internal pay equity considerations. The Compensation Committee reviews Ms. Taylor’s recommendations for the other executive officers in its decision-making process. The CEO is not present during Compensation Committee and Board meetings when her own compensation is being discussed or approved. Our Senior Vice President, People and our Senior Vice President, General Counsel and Corporate Secretary also attend the meetings to provide support to the CEO and the Compensation Committee as needed, as well as to provide information.

Independent Compensation Consultant. The Compensation Committee has retained Pearl Meyer as its independent compensation consultant to provide advice regarding executive and non-employee director compensation matters. Pearl Meyer generally provides input on the design of our executive compensation program, our compensation peer group and benchmarking, evolving market practices and the competitiveness of our program. The Compensation Committee assessed Pearl Meyer’s independence under the factors set forth in the SEC’s rules and concluded that Pearl Meyer was independent and that their services in 2025 did not raise any conflicts of interest.

Compensation Peer Group.  The Compensation Committee uses competitive benchmarking data as a reference point for evaluating executive compensation. With input from its independent compensation consultant, Pearl Meyer, the Compensation Committee conducts a periodic review of our peer group to determine if any changes are appropriate. In choosing our peers, the Compensation Committee seeks to include U.S.-based companies in beverage, food and broad consumer products industries, with a comparable revenue and market capitalization scope and business characteristics and adequate disclosure of executive compensation practices to help ensure no pay anomalies exist that are inconsistent with the Company’s pay practices.

The companies in the 2025 peer groups are:

BEYOND MEAT, INC.	INNOVATIVE FOOD HOLDINGS, INC.	MAMA’S CREATIONS, INC.	THE BEAUTY HEALTH COMPANY
BRC INC.		NATURAL ALTERNATIVES INTERNATIONAL, INC.
CRIMSON WINE GROUP, LTD.	LIFEVANTAGE COPORATION		THE HONEST COMPANY, INC
		NATURE'S SUNSHINE PRODUCTS, INC.	THE VITA COCO COMPANY, INC.
FARMER BROS. CO.	LIMONEIRA COMPANY

The Compensation Committee reviews the peer group data alongside general market survey data provided by Pearl Meyer in assessing compensation levels for each NEO. We generally target the median compensation as a reference point for pay recommendations but compensation decisions also take into account other relevant factors, including an executive’s role and responsibilities, performance, the importance of the executive’s contributions towards meeting the Company’s goals and objectives, experience and tenure, internal pay equity, special hiring situations, retention concerns, and other relevant factors. Target pay may vary from the median based on these other factors the Compensation Committee deems relevant.

Employment Letters

In connection with their respective appointments, we entered into offer or promotion letters with each NEO that provide for their initial compensation and benefits, including an initial base salary, annual bonus opportunity and initial equity awards. Mr. Satya’s offer letter also provided for a guaranteed minimum bonus of $175,000 for fiscal 2024.

Base Salary

Each NEO’s base salary is a fixed component of compensation for performing specific job duties and functions and is established at a level commensurate with the NEO’s expertise, experience and tenure.  When reviewing and determining NEO base salaries, the Compensation Committee considers market and peer group data provided by its independent compensation consultant, Pearl Meyer, as well as the personal performance of each NEO. As part of the Compensation Committee’ annual review of base salaries, no adjustment was made to our NEOs’ respective base salaries. The annual base salaries of the NEOs as of December 31, 2025 (or, for Ms. Simms, as of the Simms Termination Date) is set forth in the following table.

NAME	BASE SALARY (AS OF 12/31/2025)
Amy E. Taylor	$620,000
Girish Satya	$400,000
Lorna R. Simms	$350,000

Annual Bonus

Each of our NEOs was eligible to participate in the Company’s annual bonus program for 2025. At the beginning of 2025, the Compensation Committee established the following target bonuses for the NEOs as well as the performance metrics applicable to the 2025 annual bonus program.

Under the 2025 annual bonus program, payouts were earned based on the Company’s performance with respect to net sales (weighted 60%), adjusted EBITDA (weighted 30%) and qualitative goals (weighted 10%). The Compensation Committee selected these metrics to incentivize strong performance across the key drivers of long-term value creation. The targets and performance levels for each financial metric were designed to be rigorous yet realistic and informed by the Company’s annual financial goals.

NAME	2025 TARGET BONUS (% OF SALARY)	2025 ANNUAL BONUS
Amy E. Taylor	100%	$290,000
Girish Satya	75%	$180,000
Lorna R. Simms	50%	$27,041

Following the end of the 2025 Fiscal Year, the Compensation Committee reviewed the Company’s performance and determined that (i) net sales were earned at 50% of target, (ii) adjusted EBITDA was earned at 70% of target, and (iii) the qualitative goals were earned at 100% of target, resulting in a weighted payout of 60% of target. The Compensation Committee determined that it was appropriate to reduce Ms. Taylor’s payout to allocate a larger portion of the 2025 annual bonus pool to individual contributors outside of the NEOs who delivered or over-delivered on their targets. Ms. Simms’ annual bonus for 2025 was pro-rated and paid in accordance with the terms of her separation agreement as described in more detail under “Additional Narrative Disclosures—Severance Agreements” below.

Long-Term Incentive Compensation

In March 2025, the Board, upon recommendation by the Compensation Committee, approved annual equity awards to each NEO in the form of 100% RSUs under the 2021 Plan. These awards vest in equal annual installments on each of the first four anniversaries of March 14, 2025, the date of grant. This table sets forth RSUs granted to each NEO as part of the 2025 annual equity awards based on target grant values of $1.8 million for Ms. Taylor and $600,000 for Mr. Satya, which were converted into a number of RSUs based on a 30-day average stock price. In light of her separation, Ms. Simms did not receive an annual equity award in 2025.

NAME	2025 RSUS
Amy E. Taylor	592,105
Girish Satya	197,368
Lorna R. Simms	—

Outstanding Equity Awards at 2025 Fiscal Year-End

The table below reflects information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2025.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)
Amy E. Taylor
Option	7/21/2021	50,000	—	$14.00	7/21/2031
Option	3/17/2022	95,661	31,888	$4.12	3/17/2032
Option	8/1/2022	173,904	57,969	$3.55	8/1/2032
Option	8/1/2022	173,904	57,968	$7.50	8/1/2032
Option	3/17/2023	182,927	182,927	$3.00	3/17/2033
RSUs	3/17/2022					19,394	$44,994
RSUs	3/17/2023					109,712	$254,532
RSUs	3/11/2024					450,000	$1,044,000
RSUs	3/14/2025					592,105	$1,373,684
Girish Satya
Options	3/11/2024	84,693	254,080	$1.36	3/11/2034
RSUs	3/11/2024					141,986	$329,408
RSUs	3/14/2025					197,368	$457,894
Lorna R. Simms(4)
(1)	The stock options reflected in this column vest ratably on each of the first four anniversaries of the applicable grant date, subject to the NEO’s continued service.
(2)	The RSUs reflected in this column vest ratably on each of the first four anniversaries of the applicable grant date, subject to the NEO’s continued service.
(3)	The amounts in this column are based on the closing price of our Class A common stock of $2.32 per share on December 31, 2025, the last trading day of the 2025 Fiscal Year.
(4)	As of December 31, 2025, Ms. Simms did not hold any stock options or unvested RSU awards.

Additional Narrative Disclosures

Retirement Benefits

The Company has not maintained, and does not currently maintain, a defined benefit pension plan or any non-qualified deferred compensation plans. The Company’s employees with at least three months of service, including its NEOs, are eligible to participate in a defined contribution 401(k) plan made available by the Company. During 2025, the Company made safe harbor matching contributions equal to 100% of the first 3% of an employee’s eligible compensation that is deferred and 50% of the next 2% of an employee’s eligible compensation that is deferred. All such contributions are fully vested.

Potential Payments Upon Termination or Change in Control

Severance Agreements.  In connection with Ms. Taylor’s promotion in 2022, we entered into an amended and restated severance agreement to provide certain protections in the event of qualifying terminations of employment. Upon Ms. Taylor’s termination of employment without cause or resignation for good reason, she will be eligible to receive the following severance benefits, subject to the execution of a release of claims in favor of the Company: (i) the sum of her base salary and target annual bonus, payable in installments over 12 months; (ii) partially subsidized COBRA premiums for the 12-month period following termination; (iii) a pro-rata annual bonus for the year in which such termination occurs payable at the time bonuses are paid to other executives; and (iv) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives. However, if the qualifying termination occurs within 18 months following a change in control of the Company, in lieu of clause (i) above, Ms. Taylor would receive a lump sum severance payment equal to (a) 200% of her base salary plus (b) her target annual bonus.

Mr. Satya is party to a severance agreement that provides certain protections in the event of a qualifying termination of employment. Upon his termination of employment without cause or resignation for good reason, Mr. Satya will be eligible to receive the following severance benefits, subject to the execution of a release of claims in favor of the Company: (i) the sum of his base salary and target annual bonus, payable in installments over 12 months (or, if such termination occurs within 18 months following a change in control of the Company, payable in a lump sum); (ii) partially subsidized COBRA premiums for the 12-month period following termination; and (iii) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives.

The severance agreements subject receipt of the severance benefits by the NEOs to continued compliance with non-competition, non-solicitation, confidentiality, and other standard restrictive covenants.

Prior to her separation, Ms. Simms was also party to a severance agreement, and in accordance with the terms of such severance agreement, she received the following severance benefits and payments: (i) the sum of her base salary and target annual bonus, payable in installments over 12 months ($525,000); (ii) partially subsidized COBRA premiums for the 12-month period following termination (estimated at $23,664); and (iii) a pro-rata annual bonus for the year in which such termination occurs payable at the time bonuses are paid to other executives ($27,041).

Compensation Programs Risk Assessment

In June 2025, the independent compensation consultant, Pearl Meyer, conducted a risk assessment of Zevia’s policies and programs relating to the compensation of employees, including those that apply to our executive officers.   The Compensation Committee concluded that such programs and practices do not create risks that are reasonably likely to have a material adverse effect on us.

We have programs and features that are designed to ensure that our employees, including the NEOs, are not encouraged to take unnecessary risks in managing our business, including:

We periodically monitor our incentive programs throughout the year to ensure that such programs do not encourage undue risk taking and appropriately balance risk and reward consistent with our enterprise risk management efforts.

Compensation Policies

Stock Ownership Guidelines. To further align executive and stockholder interests, we maintain stock ownership guidelines that require members of our executive and senior leadership teams, including each of our NEOs, and non-employee directors to own a minimum amount of our Class A common stock with a value equal to the designated multiple of their annual base salary or annual Board cash retainer, as applicable

TITLE	OWNERSHIP REQUIREMENTS
President and CEO	3x Annual Base Salary
CEO Direct Reports (SVP+)	1x Annual Base Salary
Non-Employee Directors	3x Annual Board Cash Retainer

Until they achieve the requisite ownership level, individuals subject to the stock ownership guidelines are required to hold 50% of all shares received, net of taxes, after vesting or exercise of equity awards granted in 2023 or thereafter. Shares of Class A common stock held directly or by immediate family members and shares subject to outstanding RSUs (whether or vested or unvested) count towards satisfaction of the guidelines; however, shares subject to unexercised stock options (regardless of vesting) or unearned performance awards do not count. All of our currently employed NEOs and non-employee directors have achieved the requisite ownership guidelines or are in compliance with the holding requirements and on track to achieve the guidelines.

Rule 10D-1 Clawback Policy.  We maintain the Zevia PBC Clawback Policy, which is intended to comply with the requirements of the New York Stock Exchange Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Misconduct Clawback Policy.  In February 2024, we adopted the Zevia PBC Executive Leadership Recoupment Policy, which provides the Compensation Committee with the ability to recoup time-based and performance-based equity awards and all cash bonuses received during the prior three years in the event any covered executive, including the currently employed NEOs, engages in conduct that constitutes (a) fraud or ethical misconduct contributing to the need for a financial restatement, (b) a willful violation of applicable law or material Company policy, or (c) an act of fraud, breach of fiduciary duty, material act of dishonesty, material misrepresentation or other willful misconduct.

Insider Trading Policy and Prohibition on Hedging and Pledging.  We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities that applies to all company personnel, including directors, officers, employees, consultants and other insiders, as well as to the Company. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Under our Insider Trading Policy our employees, including our NEOs, officers, directors and consultants, are prohibited from engaging in short-term or speculative transactions in Company securities, including (a) short-term trading (generally defined as selling Company securities within six months following a purchase); (b) short sales (selling Company securities they do not own); (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions. Additionally, the Company prohibits its directors and Section 16 officers from pledging Company securities.

Equity Grant Timing.  The Company currently approves annual equity awards to our executive officers during the open trading window under our Insider Trading Policy that follows the filing of our Annual Report on Form 10-K each March. In addition to annual equity grants, equity awards may be granted at other times during the year to new hires and in other special circumstances. Such off-cycle equity grants are generally issued quarterly in June, September, and December. During 2025, the Company did not take material nonpublic information into account when determining the timing and terms of equity awards and did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation in 2025. During 2025, no stock options were granted during the period beginning four business days before the filing of a Form 10-Q or Form 10-K or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2025.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)(3)
Equity Compensation Plans Approved by Security Holders
2021 Equity Incentive Plan	5,645,712	$3.83	4,623,523	(4)
Equity Compensation Plans Not Approved by Security Holders
2011 Unit Incentive Plan	467,524	$0.28	―
TOTAL	6,113,236	$3.19	4,623,523
(1)	This column reflects all RSUs and options granted under the applicable plan and outstanding as of December 31, 2025.
(2)

This column reflects the weighted-average exercise price of options granted under the applicable plan that were outstanding as of December 31, 2025. RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)

This column reflects the total Common Shares remaining available for issuance under the applicable plan as of December 31, 2025. No further shares remain available for issuance under the 2011 Unit Incentive Plan, and no further shares may be awarded as RSUs under the non-plan arrangement set forth in this table.

(4)

The 2021 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year through January 1, 2031 in an amount equal to (a) 5% of the total number of shares of Class A common stock outstanding on the preceding December 31, or (ii) a smaller number of shares determined by the Board. Pursuant to this provision, the number of shares reserved for grant and issuance under the 2021 Plan increased by 3,374,332 shares on January 1, 2026.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents information concerning the beneficial ownership of the shares of our Class A common stock and Class B common stock as of April 15, 2026 by (1) each of our directors, nominees and NEOs, (2) each person known to us to beneficially own more than 5% of the outstanding shares of our Class A common stock and Class B common stock, and (3) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities, including any Common Shares a person has the right to acquire within 60 days of April 15, 2026. Common Shares issuable upon exercise of options or warrants currently exercisable or exchangeable within 60 days of April 15, 2026 or Common Shares issuable upon vesting of restricted stock units that may vest within 60 days of April 15, 2026, as well as shares of Class A common stock issuable upon exchange of shares of Class B common stock are deemed outstanding solely for purposes of calculating the beneficial ownership percentage of the beneficial owner thereof. Accordingly, the percentage of class and percentage of total voting power of some beneficial owners may be lower than the percentage of class and percentage of total voting power of some other beneficial owners for whom a higher number of shares beneficially owned is reported. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Shares shown as beneficially owned by the stockholder. The information does not necessarily indicate beneficial ownership for any other purpose.

The percentage ownership information shown in the column titled “Beneficial Ownership Percentage” in the table below is based on 71,716,158 shares of Class A common stock outstanding and 5,208,885 shares of Class B common stock outstanding as of the date of this table (plus any shares of Class A common stock and/or Class B common stock that such person has the right to acquire within 60 days after the date of this table).

Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

	CLASS A COMMON STOCK		CLASS B COMMON STOCK		TOTAL VOTING POWER(1)
NAME AND ADDRESS OF BENEFICIAL OWNER	(#)	(%)	(#)	(%)	(#)	(%)
Greater Than 5% Stockholders
Avander Holdings LLC(2)	–	–	1,205,640	23.15%	1,205,640	1.57%
CDP Investissements Inc. (3)	13,550,428	18.89%	–	–	13,550,428	17.62%
Polar Beverages Inc. (4)	–	–	393,298	7.55%	393,298	*
Russell Parker(5)	–	–	264,380	5.08%	264,380	*
Theirs Limited FLP(6)	–	–	290,936	5.59%	290,936	*
Thessalon Holdings LP(7)	105,868	0.15%	1,117,917	21.46%	1,223,785	1.59%
Topline Capital Management, LLC(8)	5,951,196	8.30%	–	–	5,951,196	7.74%
NEOs, Directors and Nominees
Suzanne S. Ginestro(9)	29,505	0.04%	–	–	29,505	*
David J. Lee(10)	207,497.547	0.29%	–	–	207,497.547	*
Andrew “Andy” Ruben(11)	236,528	0.33%	–	–	236,528	*
Alexandre I. Ruberti(12)	128,813	0.18%	–	–	128,813	*
Julie G. Ruehl(13)	261,968	0.37%	–	–	261,968	*
Girish Satya(14)	254,612	0.36%	–	–	254,612	*
Lorna R. Simms(15)	67,628	0.09%	–	–	67,628	*
Padraic “Paddy” L. Spence(16)	1,992,057	2.78%	1,440,808	27.66%	3,432,865	4.46%
Amy E. Taylor(17)	1,375,153	1.92%	–	–	1,375,153	1.79%
All Current Executive Officers and Directors as a group (8 persons) (18)	4,486,134	6.26%	1,440,808	27.66%	5,926,942	7.70%
All Current D&Os and 5%+ Holders	24,161,254	33.69%	4,712,979	90.48%	28,874,233	37.54%
*	Less than 1%
(1)	The percentage in the “Total Voting Power (%)” column is based on the combined voting power of all outstanding shares of Class A and Class B common stock, on an as-exchanged basis.
(2)

The beneficial ownership information regarding Avander Holdings LLC (“Avander Holdings”) is reported as of the date of this table and was derived from company records. Consists of Avander Holdings’ sole voting and dispositive power over 1,205,640 shares of Class B common stock. The address of Avander Holdings is 3250 Retail Drive, Suite 120, Carson City, NV 89706.

(3)

The beneficial ownership information regarding CDP Investissements Inc. ("CDP") is reported as of January 27, 2026, and was derived from a Schedule 13D/A filed with the SEC on January 29, 2026 that reported shared voting and investment power over 13,550,428 shares of Class A common stock. CDP is a wholly owned subsidiary of CDPQ. As a result, CDPQ may be deemed to be the indirect beneficial owner of the shares held by CDP. Investment and voting decisions are made by an investment committee of CDPQ. The address of CDP and CDPQ is c/o Caisse de dépôt et placement du Québec, 1000, place Jean-Paul-Riopelle, Montréal (Québec) H2Z 2B3, Canada.

(4)

The beneficial ownership information regarding Polar Beverages Inc. (“Polar”) is reported as of the date of this table and was derived from company records. Consists of Polar’s sole voting and dispositive power over 393,298 shares of Class B common stock. The address of Polar is 1001 Southbridge Street, Worcester, MA 01610.

(5)

The beneficial ownership information regarding Russell Parker is reported as of the date of this table and was derived from company records. Consists of Mr. Parker’s sole voting and dispositive power over 264,380 shares of Class B common stock.

(6)

The beneficial ownership information regarding Theirs Limited FLP (“Theirs Limited”) is reported as of the date of this table and was derived from company records. Consists of Theirs Limited’s sole voting and dispositive power over 290,936 shares of Class B common stock. The address of Theirs Limited is 36638 32nd Avenue South, Auburn, WA 98001.

(7)

The beneficial ownership information regarding Thessalon Holdings LP (“Thessalon”) is reported as of the date of this table and was derived from company records. Consists of Thessalon’s sole voting and dispositive power over (a) 105,868 shares of Class A common stock and (b) 1,117,917 shares of Class B common stock. The address of Thessalon is 2314 East Union Street, Suite 200, Seattle, WA 98122.

(8)

The beneficial ownership information regarding Topline Capital Management, LLC ("TCM") is reported as of December 31, 2025, and was derived from a Schedule 13G/A filed with the SEC on February 13, 2026 that reported shared voting and investment power over 5,951,196 shares of Class A common stock by TCM and Mr. Collin McBirney, who is the Managing Member of TCM. The address of TCM and Mr. McBirney is 544 Euclid Street, Santa Monica, CA 90402.

(9)	Consists of 29,505 shares of Class A common stock issuable to Suzanne S. Ginestro upon the vesting of restricted stock units within 60 days of April 15, 2026.
(10)

Consists of (a) 172,775.547 shares of Class A common stock held by David J. Lee and (b) 34,722 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 15, 2026.

(11)

Consists of (a) 9,560 shares of Class A common stock held by Andy Ruben, co-trustee of the Ruben Family Trust, with respect to which Mr. Ruben has investment and voting control; (b) 192,246 shares of Class A common stock held by Andy Ruben; and (c) 34,722 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 15, 2026.

(12)

Consists of (a) 94,091shares of Class A common stock held by Alexandre I. Ruberti and (b) 34,722 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 15, 2026.

(13)

Consists of (a) 227,246 shares of Class A common stock held by Julie G. Ruehl and (b) 34,722 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 15, 2026.

(14)

Consists of (a) 85,226 shares of Class A common stock held by Girish Satya and (b) 169,386 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 2026.

(15)

Consists of 67,628 shares of Class A common stock held by Ms. Simms. Ms. Simms' unvested RSU awards and stock option awards granted to her in connection with her service to the Company were forfeited and canceled as of the Simms Termination Date.

(16)

Consists of (a) 1,483,590 shares of Class A common stock held by Paddy Spence; (b) 371,618 shares of Class B common shares held by L&H Trust, with respect to which Mr. Spence has investment and voting control; (c) 1,069,190 shares of Class B common shares held by Spence Family Trust, with respect to which Mr. Spence has investment and voting control; (d) 34,722 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 15, 2026; and (e) 473,745 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 2026.

(17)

Consists of (a) 569,905 shares of Class A common stock held by Amy E. Taylor; (b) 5,500 shares of Class A common stock held indirectly by Ms. Taylor through her spouse; and (c) 799,748 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 2026.

(18)	Includes 1,442,879 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

We have implemented a written policy, Related Person Transaction Policy and Procedures (the “RPT Policy”), pursuant to which the Audit Committee identifies, reviews and approves or ratifies transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates. For purposes of the RPT Policy, a related person transaction is referred to as an “Interested Transaction” and is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the Company or any of its subsidiaries is or will be a participant and (2) any Related Person has or will have a direct or indirect interest. A Related Person is any (1) person who is or was at any time (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of any class of the Company’s voting capital stock or (3) immediate family member of any of the foregoing. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if our General Counsel determines it to be appropriate in light of the facts and circumstances relevant to the Interested Transaction.

Prior to approving any Interested Transaction, the Audit Committee will consider the material facts as to the related party’s relationship with us or interest in the Interested Transaction and either approve or disapprove of entry into the Interested Transaction. If advance review and approval of the Interested Transaction is not reasonably feasible, then such transaction will be reviewed and considered and, if the Audit Committee determines it to be appropriate and not inconsistent with the interests of the Company and its stockholders, ratified at the Audit Committee’s next regularly scheduled meeting. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in such transaction. The Audit Committee shall prohibit any Interested Transaction (including those deemed pre-approved by the Audit Committee under the RPT Policy) if it determines the Interested Transaction to be inconsistent with the interests of the Company and its stockholders.

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections titled “Corporate Governance” and “Executive Compensation,” there are no  relationships and transactions since January 1, 2024, or any currently proposed transactions, involving our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year's Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 24, 2026. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2027 Annual Meeting of Stockholders, the stockholder's notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such annual meeting is first made by the Company. Therefore, unless the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 10, 2027 and no later than the close of business (6:00 p.m. Pacific Time) on March 12, 2027. If a stockholder fails to meet the deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote any such proposal as we determine appropriate.

In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2027 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than the close of business (6:00 p.m. Pacific Time) on April 12, 2027.

Any stockholder proposal must be a proper matter for stockholder action and must comply either with Rule 14a-8 of the Exchange Act or the terms and conditions set forth in our Bylaws, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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ZEVIA PBC 15821 VENTURA BLVD. SUITE 135 ENCINO, CALIFORNIA 91436 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZVIA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95490-P51033 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZEVIA PBC The Board of Directors recommends you vote FOR each of the nominees in Proposal 1 and FOR Proposal 2: 1. Election of Directors: To be elected for terms expiring in 2029. Nominees:1a. Suzanne S. Ginestro 1b. David J. Lee For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as Zevia PBC's independent registered public accounting firm for the fiscal year ending December 31, 2026. For Against Abstain NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 10, 2026: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V95491-P51033 ZEVIA PBC Annual Meeting of Stockholders June 10, 2026, 9:00 AM PT This proxy is solicited on behalf of the Board of Directors of Zevia PBC The undersigned hereby appoint(s) Amy E. Taylor, Girish Satya, and Steven M. Staes or any of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of Zevia PBC that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Zevia PBC to be held online at www.virtualshareholdermeeting.com/ZVIA2026 at 9:00 AM, Pacific Time on June 10, 2026 or any postponement or adjournment thereof, with all powers that the undersigned would possess if present at the Annual Meeting. The undersigned hereby revoke(s) all proxies previously given for said meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. The proxies cannot vote your shares unless you sign and return this card. Continued and to be signed on reverse side